Exhibit 99.13

LAURUS MASTER FUND, LTD.
VALENS U.S. SPV I, LLC
VALENS OFFSHORE SPV II, CORP.
335 Madison Avenue, 10th Floor
New York, New York 10017

               December 21, 2007

Verso Technologies, Inc.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30303
Attention: Chief Financial Officer

               Re:      Post-Closing/Further Assurances

Ladies and Gentlemen:

          Reference is made to (a) Assignment of Loans, Liens and Documents dated as of the date hereof (as the same may be amended, supplemented, restated or modified from time to time, the “Assignment Agreement”) by and among Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens Offshore” and collectively with Laurus and Valens US, the “Creditor Parties”), (b) the Loan Documents (as defined in the Assignment Agreement) and (c) all documents, instruments and agreements executed in connection therewith (together with the Purchase Agreement, collectively, the “Documents”).

          In order to facilitate the closing of the transactions contemplated by the Assignment Agreement within the time constraints of Verso Technologies, Inc. (“Verso”), Telemate.Net Software, Inc. (“Telemate”), Verso Verilink, LLC (“Verilink”), sentitO Network, Inc. (“sentitO” and Verso Backhaul Solutions, Inc. (“Backhaul” and collectively with Verso, Telemate, Verilink and sentitO, the “Companies” and each a “Company”), the Creditor Parties have agreed that certain closing requirements may be waived, in whole or in part, as conditions to the disbursement pursuant to the Assignment Agreement. In consideration thereof, each Company has agreed to satisfy or cause to be satisfied the following conditions within the time periods and under the conditions set forth on the attached schedule (“Schedule A”), all in a manner (and when applicable, evidenced by agreements, instruments and documents) satisfactory in form and substance to Agent.

          Each Company acknowledges and agrees that its failure to satisfy the requirements set forth on Schedule A within the applicable time limit set forth thereon with respect thereto and/or each Company’s breach of any provision of this letter agreement shall, in each case, constitute an “Event of Default” under and as defined in the Documents.

          Except as expressly provided herein, nothing contained herein shall act as a waiver or excuse of performance of any obligations contained in the Documents. No waiver, modification or amendment of any provision of this agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of the page intentionally left blank.]

2

          This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:

Name:
Title:

VALENS U.S. SPV I, LLC

By:

Name:
Title:

VALENS OFFSHORE SPV II, CORP.

By:

Name:
Title:

The foregoing is hereby accepted and agreed to as of the date set forth above:

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: CFO

TELEMATE.NET SOFTWARE, INC.

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: President

[Signatures Continue on Following Page]

VERSO VERILINK, LLC

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: President

SENTITO NETWORKS, INC.

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: President

VERSO BACKHAUL SOLUTIONS, INC.

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: President

4

Schedule A

[INTENTIONALLY OMITTED]